EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-19865, 33-51840, 33-51838, 333-59647 and
333-31062) of PharmaKinetics Laboratories, Inc. of our report dated July 26, 2002, except for Note 14, as to which the date is November 13, 2002 relating to the financial statements and financial statement schedule which appears in this Annual Report on Form 10-K/A for the year ended June 30, 2002. We also consent to the reference to us under the heading (Selected Consolidated Financial Data) in the Registration Statement on Form 10-K/A.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Baltimore, Maryland
June 30, 2003